UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2004

RYDER SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3600 NW 82nd Avenue Miami, Florida	33166

(Address of Principal Executive Offices)	(Zip Code)

(305) 500-3726

(Registrant’s telephone number, including area code)

Item 9. Regulation FD Disclosure

     On March 1, 2004, Ryder System, Inc. (the “Company”) announced that it had completed the acquisition of substantially all of the operating assets of Ruan Leasing Company. As a result of the acquisition, the Company also updated its full-year 2004 earnings forecast. A copy of the press release is attached hereto as Exhibit 99.1

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYDER SYSTEM, INC. (Registrant)
Date: March 9, 2004	By:	/s/ Tracy A. Leinbach
Tracy A. Leinbach
Executive Vice President and Chief Financial Officer